Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Lucy Millington	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-6419	+1 646-277-1251
lucy.millington@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Receives Staff Determination from Nasdaq

BEDFORD, Mass. - November 16, 2020 - Aspen Technology, Inc. (NASDAQ:AZPN), a global leader in asset optimization software, today announced that it received a notice from Nasdaq on November 12, 2020 stating that, as the result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2020, or the 2020 Form 10‑K, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2020, or the Q1 2021 Form 10-Q, AspenTech is not in compliance Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financing reports with the Securities and Exchange Commission. AspenTech announced on September 23, 2020 that it had received a notice from Nasdaq with respect to the 2020 Form 10-K.

The Nasdaq notices have no immediate effect on the listing or trading of AspenTech's common stock on the Nasdaq Global Select Market. Today we submitted a plan to regain compliance under Nasdaq's listing rules. If the plan is accepted by Nasdaq, AspenTech may be granted an exception of up to 180 calendar days from the original due date of the 2020 Form 10-K, or until March 15, 2021, to regain compliance. AspenTech expects to regain compliance within the timeline prescribed. This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

On November 10, 2020, AspenTech filed a notification with the Securities and Exchange Commission on Form 12b 25 of its inability to timely file the Q1 2021 Form 10-Q due to AspenTech’s need for additional time to complete its procedures to finalize the 2020 Form 10-K, which has taken longer than anticipated as a result of additional errors identified by AspenTech in the transition adjustment recorded in the prior fiscal year related to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). AspenTech is working diligently to complete and file the 2020 Form 10-K and Q1 2021 Form 10-Q as quickly as possible.

About Aspen Technology

Aspen Technology (AspenTech) is a global leader in asset optimization software. Its solutions address complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with artificial intelligence. Its purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer and faster. Visit AspenTech.com to find out more.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: statements or expectations regarding the timing of filing a Form 10-K for the year ended June 30, 2020 and a Quarterly Report on Form 10-Q for the three months ended September 30, 2020 with the Securities and Exchange Commission and the ability of AspenTech to regain compliance with Nasdaq listing requirements to avoid delisting of its securities on the Nasdaq Stock Market. AspenTech cannot guarantee any future timing of filing of its Form 10-K or Form 10-Q or achievement of compliance with Nasdaq listing standards. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2020 Aspen Technology, Inc. AspenTech, the Aspen leaf logo and Aspen are trademarks of Aspen Technology, Inc. All rights reserved.

Source: Aspen Technology, Inc.